Exhibit 12

           INTERNATIONAL MULTIFOODS CORPORATION AND SUBSIDIARIES

            Computation of Ratio of Earnings to Fixed Charges
                                  (unaudited)

                                 (in thousands)


                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                                      ---------------------   -----------------
                                      Nov. 30,     Nov. 30,   Nov. 30,  Nov. 30,
                                         1999         1998       1999      1998
-------------------------------------------------------------------------------
Earnings from
  continuing operations
  before income taxes                 $13,630      $15,363    $29,199   $   882
Plus: Fixed charges (1)                 5,920        6,316     18,987    18,244
Less: Capitalized interest               (234)         (23)      (563)      (54)
-------------------------------------------------------------------------------

Earnings available to cover
  fixed charges                       $19,316      $21,656    $47,623   $19,072
===============================================================================

Ratio of earnings to fixed charges       3.26         3.43       2.51      1.05
===============================================================================

(1) Fixed charges consisted of the following:

                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                                      --------------------    -----------------
                                      Nov. 30,     Nov. 30,   Nov. 30,  Nov. 30,
                                         1999         1998       1999      1998
-------------------------------------------------------------------------------
Interest expense, gross                $3,737       $3,976    $12,184   $11,411
Rentals (Interest factor)               2,183        2,340      6,803     6,833
-------------------------------------------------------------------------------
  Total fixed charges                  $5,920       $6,316    $18,987   $18,244
===============================================================================